                        [RYDER SCOTT COMPANY LETTERHEAD]

                                                                   EXHIBIT 23.3



                         CONSENT OF PETROLEUM ENGINEERS



        As independent petroleum engineers, we hereby consent to the inclusion in the registration statement of Coho Energy, Inc. of our letter report dated February 6, 1997 regarding our review of proved oil and gas reserve quantities as of December 31, 1996 and to all references to such letters and to our Firm incorporated by reference in this Rule 462(b) registration statement.


                                               RYDER SCOTT COMPANY
                                               PETROLEUM ENGINEERS

                                               /s/ RYDER SCOTT COMPANY
                                                   PETROLEUM ENGINEERS
                                               --------------------------

Houston, Texas
October 1, 1997